E2 COMMUNICATIONS, INC.

6404 INTERNATIONAL PARKWAY

SUITE 1200

PLANO, TEXAS  75093

November 14, 2001

e-Synergies, inc.

3 Corporate Plaza, Suite 250

Newport Beach, CA  92660

Attn: President

e2 Acquisition Corp.

c/o e-Synergies, inc.

3 Corporate Plaza, Suite 250

Newport Beach, CA  92660

Attn: President

Re:          Plan and Agreement of Merger dated as of October 12, 2001
(the "Merger Agreement"), by and among e-Synergies, inc., e2 Acquisition
Corp. and e2 Communications, Inc. ("e2")

Gentlemen:

                Reference is made to the revised Annex 2 to the Merger Agreement (a copy of which is annexed hereto) being delivered on the date hereof by e2 as an amendment to its representations and warranties set forth in the Merger Agreement.  For purposes of conforming the provisions of the Merger Agreement with the information set forth on such revised Annex 2, this letter sets forth our agreement and understanding with respect to the following matters:

                1.             Section 2.1(f) of the Merger Agreement is hereby amended to adjust the Exchange Ratio, Consideration Shares and Cash Consideration as follows:

                                (a)           the Exchange Ratio shall be .47705809 shares of e-Synergies Common Stock for each share of e2 Common Stock;

                                (b)           the number of shares constituting the Consideration Shares shall be 6,381,006; and

                                (c)           the Cash Consideration payable to all holders of 3,000 or less shares of e2 Common Stock shall be an amount equal to the product of $.47705809 times the number of shares of e2 Common Stock held by such person.

                2.             All capitalized terms used herein not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

                3.             Except as set forth in this letter agreement, the Purchase Agreement shall continue and remain in full force and effect.

                Please sign this letter at the place indicated below, whereupon it shall constitute our mutually binding agreement with respect to the matters contained herein.

Very truly yours,

/s/ Jeffrey L. Farris

Jeffrey L. Farris
President & CEO

AGREED TO AND ACCEPTED BY:

E-SYNERGIES, INC.

By:__/s/ Thomas Ronk__________________

      Name:   Thomas Ronk

      Title:     President

E2 ACQUISITION CORP.

By:__/s/ Thomas Ronk__________________

      Name:   Thomas Ronk

      Title:     President